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                                                                      Exhibit 21
                    Subsidiaries of LifePoint Hospitals, Inc.


America Group Offices, LLC (Delaware)
America Management Companies, LLC (Delaware)
AMG - Crockett, LLC  (Delaware)
AMG - Hilcrest, LLC (Delaware)
AMG - Hillside, LLC (Delaware)
AMG - Livingston, LLC (Delaware)
AMG - Logan, LLC (Delaware)
AMG - Southern Tennessee, LLC (Delaware)
AMG - Trinity, LLC (Delaware)
Ashley Valley Medical Center, LLC (Delaware)
Ashley Valley Physician Practice, LLC (Delaware)
Barrow Medical Center, LLC (Delaware)
Bartow Healthcare Partner, Inc. (Florida)
Bartow Healthcare System, Ltd. (Florida)
Bourbon Community Hospital, LLC (Delaware) (d/b/a (KY) Bourbon Community, LLC) Buffalo Trace Radiation Oncology Associates, LLC (Kentucky)
Castleview Hospital, LLC (Delaware) (d/b/a (UT) Castleview, LLC)
Castleview Medical, LLC (Delaware)
Castleview Physician Practice, LLC (Delaware)
Columbia Medical Group - Hillside, Inc.
Community Hospital of Andalusia, Inc. (Alabama)
Community Medical, LLC (Delaware)
Crockett Hospital, LLC (Delaware)
Cumberland Health, LLC (Delaware)
Dodge City Healthcare Group, LP (Kansas)
Dodge City Healthcare Partner, Inc. (Kansas)
Georgetown Community Hospital, LLC (Delaware) (d/b/a (KY) Georgetown Community,
     LLC)
Georgetown Rehabilitation, LLC (Delaware)
Halstead Hospital, LLC (Delaware)
HCK Logan Memorial, LLC (Delaware)
HDP Andalusia, LLC (Delaware)
HDP Georgetown, LLC (Delaware)
Hillside Hospital, LLC (Delaware)
HST Physician Practice, LLC (Delaware)
HTI Georgetown, LLC (Delaware)
HTI Pinelake, LLC (Delaware)
Integrated Physician Services, LLC (Delaware)
Kansas Healthcare Management Company, Inc. (Kansas)
Kansas Healthcare Management Services, LLC (Kansas)
Kentucky Hospital, LLC (Delaware)

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Kentucky Medserv, LLC (Delaware)
Kentucky MSO, LLC (Delaware)
Kentucky Physicians Services, Inc. (Kentucky)
Lake Cumberland Regional Hospital, LLC (Delaware) (d/b/a (KY) Lake Cumberland,
     LLC)
LifePoint Corporate Services GP, LLC
LifePoint Corporate Services LP, LLC
LifePoint Corporate Services, Limited Partnership
LifePoint Finance GP, LLC
LifePoint Finance LP, LLC
LifePoint Finance, Limited Partnership
LifePoint Holdings 2, LLC
LifePoint Holdings 3, Inc.
LifePoint Hospitals Holdings, Inc.
LifePoint of Georgia, Limited Partnership
LifePoint of Georgia, LLC
LifePoint of Kentucky, LLC
LifePoint RC, Inc. (Delaware)
Livingston Regional Hospital, LLC (Delaware)
Logan Medical, LLC (Delaware)
Logan Memorial Hospital, LLC (Delaware)
LOSCO, LLC (Delaware)
Meadowview Physician Practice, LLC (Delaware)
Meadowview Regional Medical Center, LLC (Delaware) (d/b/a (KY) Meadowview, LLC) Meadowview Rights, LLC (Delaware)
PineLake Physician Practice, LLC (Delaware)
Pinelake Regional Hospital, LLC (Delaware)
Poitras Practice, LLC (Delaware)
Primary Healthcare Partners Inc., L.P. (Kentucky)
R. Kendall Brown Practice, LLC (Delaware)
Riverton Memorial Hospital, LLC (Delaware)
Riverton Physician Practices, LLC (Delaware)
Riverview Medical Center, LLC (Delaware)
Select Healthcare, LLC (Delaware)
Siletchnik Practice, LLC (Delaware)
Smith County Memorial Hospital, LLC (Delaware) (d/b/a (TN) SC Memorial, LLC) Southern Tennessee EMS, LLC (Delaware)
Southern Tennessee Medical Center, LLC (Delaware)
Springhill Medical Center, LLC (Delaware)
Springhill MOB, LLC (Delaware)
THM Physician Practice, LLC (Delaware)
Trinity Hospital, LLC (Delaware)
Western Plains Regional Hospital, LLC (Delaware)

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